SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Microlog Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


         ---------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] $125 per Exchange Act Rules  O-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
    Item  22(a)(2) of Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________

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        ________________________________________________________________

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        ________________________________________________________________

[ ] Check box  if  any part of the fee is offset as  provided  by  Exchange  Act
    Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was
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     (4) Date Filed:____________________________________________________________

                              MICROLOG CORPORATION

                              20270 Goldenrod Lane
                            Germantown, MD 20876-4070

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  APRIL 5, 2001

                                   ----------

To our shareholders:

         The 2001 annual meeting of shareholders of Microlog Corporation will be held on April 5, 2001, at 10:00 a.m., local time, at Microlog's corporate headquarters, located at 20270 Goldenrod Lane, Germantown, Maryland 20876, for the following purposes:

         (1) to consider and vote upon a proposal to elect two directors of Microlog;

         (2) to consider and vote upon a proposal to amend Microlog's articles of incorporation to increase the number of authorized shares of capital stock from 11,000,000 shares to 14,000,000 shares and to increase the number of authorized shares of common stock from 10,000,000 shares to 13,000,000 shares; and

         (3) to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on February 8, 2001 will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting.


                       By Order of the Board of Directors,


                       /s/ John Mears
                       -------------------------------------------
                       John C. Mears
                       President and Chief Executive Officer


Germantown, Maryland
February 23, 2001

--------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY AT THE MEETING.

--------------------------------------------------------------------------------

                              MICROLOG CORPORATION
                              20270 GOLDENROD LANE
                            GERMANTOWN, MD 20876-4070

                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 5, 2001

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                               GENERAL INFORMATION

PROXY SOLICITATION

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Microlog Corporation for use at Microlog's 2001 annual meeting of shareholders to be held on Thursday, April 5, 2001 at 10:00 a.m., local time, at Microlog's corporate headquarters, 20270 Goldenrod Lane, Germantown, Maryland, and at any adjournment or postponement thereof. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

         Microlog will pay the cost of proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Microlog and its subsidiaries may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Microlog may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. Microlog will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

         The proxy statement and the enclosed proxy are first being mailed to Microlog's shareholders on or about February 26, 2001.

VOTING AND REVOCABILITY OF PROXIES

         A proxy for use at the annual meeting and a return envelope are enclosed. Shares of Microlog's common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES WILL BE VOTED "FOR" APPROVAL OF EACH PROPOSAL CONSIDERED AT THE ANNUAL MEETING. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters which are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

         A shareholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by (1) giving written notice of revocation to the Corporate Secretary of Microlog, (2) properly submitting to Microlog a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a shareholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Microlog Corporation, 20270 Goldenrod Lane, Germantown, MD 20876-4070, Attention: Corporate Secretary.

VOTING PROCEDURE

         All holders of record of the common stock at the close of business on February 8, 2001 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder. As of February 8, 2001, there were 7,066,938 shares of common stock outstanding.

         The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

         The election of the board of directors' nominees for director will require the affirmative vote of a plurality of the votes cast at the annual meeting. Approval of the proposal to amend Microlog's articles of incorporation will require the affirmative vote of holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

         Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal to approve an amendment to the Microlog's articles of incorporation. Abstentions will not affect whether the proposal for election of directors is approved at the annual meeting.

         Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules, typically include the election of directors. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares entitled to vote on such matters and, assuming the presence of a quorum, will not affect whether the proposal for election of directors is approved at the annual meeting. Broker non-votes will have the same effect as a vote against the proposal to approve the amendment to Microlog's articles of incorporation, which will require approval by the affirmative vote of holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

         Microlog is required to file an annual report on Form 10-K for the fiscal year ended October 31, 2000 with the SEC. Shareholders can obtain, free of charge, a copy of the annual report by writing to Microlog Corporation, 20270 Goldenrod Lane, Germantown, MD 20876-4070, Attention: Corporate Secretary.

                               SECURITY OWNERSHIP

         The information presented below regarding beneficial ownership of the common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

         As of January 19, 2001, there were 7,066,938 shares of common stock outstanding.

PRINCIPAL SHAREHOLDERS

         The following table presents, as of January 19, 2001, information based upon Microlog's records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of Microlog, known to Microlog to be the beneficial owner of more than 5% of the outstanding common stock:

                                                                       AMOUNT AND
                                                                        NATURE OF
                           NAME AND ADDRESS OF                         BENEFICIAL         PERCENT OF
                             BENEFICIAL OWNER                           OWNERSHIP            CLASS
                           -------------------                         -----------        ----------
         TFX Equities, Inc ............................................2,666,667 (1)          37.7%
           630 West Germantown Pike
           Plymouth Meeting, PA.  19462

         Hathaway & Associates, Ltd.....................................373,000 (2)            5.3%
           119 Rowayton Ave.
           Rowayton, CT 06853
         -------------

         (1) Based upon information provided to Microlog by TFX Equities, Inc. TFX Equities has sole dispositive power and sole voting power with respect to all of the shares shown.

         (2) Based upon a Schedule 13F filed with the SEC on January 16, 2001. Hathaway & Associates, Ltd. reports that it has sole voting power and sole dispositive power with respect to all of the shares shown.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         The following table presents, as of January 19, 2001, information regarding the beneficial ownership of the common stock by each director and nominee to the board of directors, each executive officer of Microlog named in the summary compensation table under the "Executive Compensation" section of this proxy statement, and all directors and executive officers of Microlog as a group:

NAME OF                                              AMOUNT AND NATURE OF          PERCENTAGE OF
BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP          OWNERSHIP (1)
----------------                                    ----------------------        ---------------
Steven R. Delmar(2)  ...................................    24,300                        *
Randall P. Gaboriault(3)................................     4,000                        *
David M. Gische(4)......................................    64,500                        *
Robert E. Gray, Jr.(5)..................................    41,500                        *
David B. Levi(6)........................................    78,500                        1.1%
Joe J. Lynn.............................................   310,000                        4.4
John C. Mears  (7)......................................   135,800                        1.9
John J. Sickler(8)......................................     4,000                        *
Steven D. Smith(9) ....................................          0                        *
All directors and executive
  officers as a group (11 persons)(10)..................   683,800                        9.2
----------------------------

*     Less than one percent.
(1) The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each shareholder has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

(2) Includes approximately 24,300 shares credited to a participant account in the Microlog Corporation 401(k) Retirement Savings Plan, referred to as the "401(k) Plan," which are voted by the plan's trustee. Mr. Delmar ceased to be employed by Microlog effective January 15, 2001.

(3) Includes 4,000 shares that may be acquired by Mr. Gaboriault within 60 days of January 19, 2001 upon the exercise of stock options.

(4) Includes (i) 51,500 shares that may be acquired within 60 days of January 19, 2001 upon the exercise of stock options and (ii) 3,000 shares held of record by Mr. Gische's spouse. Mr. Gische disclaims beneficial ownership of the shares held by his spouse.

(5) Includes 41,500 shares that may be acquired within 60 days of January 19, 2001 upon the exercise of stock options.

(6) Includes 78,500 shares that may be acquired by Mr. Levi within 60 days of January 19, 2001 upon the exercise of stock options.

(7) Includes (i) 102,000 shares that may be acquired by Mr. Mears within 60 days of January 19, 2001 upon the exercise of stock options and (ii) approximately 28,000 shares credited to a participant account in the 401(k) Plan, which are voted by the plan's trustee.

(8) Includes 4,000 shares that may be acquired by Mr. Sickler within 60 days of January 19, 2001 upon the exercise of stock options.

(9) Mr. Smith resigned as president and chief executive officer effective February 16, 2000.

(10) Includes (i) 310,700 shares that may be acquired within 60 days of January 19, 2001 upon the exercise of stock options and (ii) approximately 52,300 shares credited to participant accounts in the 401(k) Plan, which are voted by the plan's trustee. See notes (2) through (8).

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES FOR ELECTION AS DIRECTORS

         Microlog's articles of incorporation and bylaws provide that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in the year 2002 and at the annual meeting of shareholders in the year 2003, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire. Any director appointed to fill any vacancy occurring on the board of directors, including any vacancy created by an increase in the number of directors, shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred.

         David M. Gische and David B. Levi have been nominated for election to the class with a three-year term which will expire at the annual meeting of shareholders in the year 2004. Each of the nominees is an incumbent director.

APPROVAL OF NOMINEES

         Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. Microlog does not anticipate that any nominee will be unable or unwilling to serve as a director.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF MICROLOG VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

         Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

                   NOMINEES FOR ELECTION FOR THREE-YEAR TERMS

         NAME                                     AGE      DIRECTOR SINCE
         ----                                     ---      --------------
         David M. Gische                           51            1985
         David B. Levi                             67            1997

         DAVID M. GISCHE, an attorney, has been associated with the law firm of Ross, Dixon & Bell in Washington, D.C. since November 1983. From September 1978 until November 1983, Mr. Gische was associated with the Washington, D.C. law firm of Hogan & Hartson LLP, counsel to Microlog.

         DAVID B. LEVI served as President and Chief Executive Officer of Microlog on an interim basis between March and June of 1999. From November 1998 through March 1999, Mr. Levi also served as a consultant to Microlog. Mr. Levi served as President of Natural Micro Systems Corporation, a provider of hardware and software for developers of high-value telecommunications solutions, from June 1991 to April 1995. In November 1995, Mr. Levi became President of Voice Processing Corp. (VPC) and Mr. Levi served as Chief Operating Officer of VCS until his retirement in October 1997. Prior to 1991, Mr. Levi held Chief Executive Officer and Chief Operating Officer positions at Raytheon Data Systems (a division of Raytheon Corp.), Centronics Data Computer Corp., and Raster Technologies, Inc., and consulted to regional Bell operating companies.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

         NAME                                     AGE      DIRECTOR SINCE
         ----                                     ---      --------------
         Randall P. Gaboriault.....................31            1999
         Joe J. Lynn ..............................68            1969
         John J. Sickler...........................57            1999

         RANDALL P. GABORIAULT is the Director of Information Technology for Teleflex Incorporated; he has held the post since early 1998. His position at Teleflex concentrates on leading the strategic and tactical use of technology on a global basis in conjunction with the business market strategy. This includes information systems, e-commerce and the Internet. Additionally, Mr. Gaboriault is a member of the Teleflex corporate management team working with the M&A group and participating in the development of business strategy. Mr. Gaboriault graduated from Temple University and served as a member of the Board of Trustees. Prior to Teleflex, Mr. Gaboriault managed his own technology consulting practice and is also a founding principal in a Philadelphia based internet service provider and data security firm which he has since sold. Mr. Gaboriault has spoken at technology related conferences and is regarded for his expertise in the Internet arena.

         JOE J. LYNN retired from his position as Chief Development Officer of Microlog, in which he served from January 1, 1997 through January 15, 1998. Previously, Mr. Lynn was Chief Executive Officer of Microlog from May 1, 1991 through January 1, 1997, and President of Microlog from October 1989 to June 1992, and prior thereto he served as Executive Vice President of Microlog and as President of Microlog's subsidiary, Microlog Corporation of Maryland. From 1966 until 1970, Mr. Lynn was employed as a manager with DBA Systems, Inc. From 1961 to 1966, he served as a manager at the Kennedy Space Flight Center for RCA, which is presently a subsidiary of General Electric Company.

         JOHN J. SICKLER served in various management positions with Teleflex Incorporated over the last 28 years, most recently as President of TFX Equities Inc., a position relating to business development. In 2000 he was appointed Vice Chairman of Teleflex Incorporated and Chairman of the Medical Group. He is a director of New Century Bank. He also serves as Chairman of the Board of Trustees for Phoenixville Area YMCA, is an advisory member for the Board of Trustees of Phoenixville Hospital of the University of Pennsylvania Health System, and a Director of Phoenixville Community Health Foundation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

         NAME                                     AGE      DIRECTOR SINCE
         ----                                     ---      --------------
         Robert E. Gray, Jr........................58            1977
         John C. Mears   ..........................46            2000

         ROBERT E. GRAY, JR. is currently Executive Vice President of Prosperity Bank and Trust, in Springfield, Virginia. Mr. Gray was appointed to Prosperity Bank and Trust's Board of Directors in December 1997. He was employed by Hallmark Bank & Trust Co. from 1985 to 1992 - as Director and Executive Vice President from 1989 to 1992, and prior thereto as Senior Vice President and Chief Lending Officer. From 1992 to 1993, he served as Senior Vice President of Suburban Bank of Virginia, NA in McLean, Virginia.

         JOHN C. MEARS was appointed President and Chief Executive Officer on October 16, 2000. He became Managing Director, Chief Operating Officer upon Stephen Smith's resignation effective February 16, 2000. Mr. Mears was the Executive Vice President Operations beginning in December 1999, and was the Senior Vice President Product Development for Microlog from August 1996 until December 1999. Mr. Mears was with International Business Machines (IBM) from 1990 to 1996 in key management positions associated with their IVR, CTI, and Network product departments. From 1978 to 1990 he held various technical, business development, and management positions in multiple divisions of IBM. Mr. Mears holds both a bachelor's and master's degree in electrical engineering from the University of Florida.

         Of the incumbent directors immediately before the annual meeting, Randall P. Gaboriault and John J. Sickler were appointed to the board of directors in accordance with the investment agreement, dated as of July 1, 1999, between Microlog and TFX Equities, Inc. Mr. Sickler was appointed to the board of directors upon the purchase by TFX Equities of 854,563 shares of common stock for an aggregate of $1.3 million, effective July 1, 1999, and Mr. Gaboriault was appointed to the board of directors upon the purchase by TFX Equities of an additional 1,812,104 shares of common stock for an aggregate of $2.7 million, effective October 4, 1999.

         Immediately before commencement of the annual meeting, the authorized number of directors will be eight directors. Proxies may not be voted at the annual meeting for a greater number of persons than the number of nominees named in this proxy statement. In January 2001, Steven R. Delmar's resignation as a director created a vacancy in the class of directors whose term expires in 2003. The board of directors currently is searching for a director to fill such vacancy.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The board of directors held eight meetings during Microlog's 2000 fiscal year, which ended on October 31, 2000. During fiscal 2000, each of the directors attended at least 75% of the aggregate of the total number of meetings held during the period he served as a director and the total number of meetings held by each committee of the board of directors on which he served during the period for which he served.

         The board of directors currently has standing audit and compensation committees.

         The compensation committee, which met three times during fiscal 2000, consists of Messrs. Sickler, Gische, and Lynn. The compensation committee is responsible for establishing the compensation and benefits of the executive officers and certain other employees of Microlog, monitoring compensation arrangements for management employees for consistency with corporate objectives and shareholders' interests, and administering Microlog's stock option plans.

         The audit committee, which held four meetings during fiscal 2000, currently consists of Messrs. Gische, Gaboriault, Gray, Levi, Lynn, and Sickler. The audit committee recommends engagement of Microlog's independent auditors and is primarily responsible for (1) the scope of the independent auditors' annual audit and their compensation, (2) the general policies and procedures of Microlog with respect to accounting and financial controls and (3) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures. The scope of the audit committee's duties are detailed in the committee's charter attached hereto as Appendix A, which the board of directors adopted and approved in May 2000.

         Of the members of the audit committee during fiscal 2000, the board of directors has determined that each of Messrs. Gische and Gray is an "independent director," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. Because the board of directors does not believe that Mr. Levi's service as interim president and chief executive officer between March and June of 1999 has not adversely affected Mr. Levi's independence, the board has requested the Nasdaq staff to reconsider its conclusion that Mr. Levi currently does not meet the "independent director" definition because of such interim service. Based upon guidance received from the staff of the Nasdaq Stock Market, the board of directors has determined that, as a result of their employment by the parent of Microlog's largest shareholder, Messrs. Gaboriault and Sickler do not meet the definition of "independent director." The board of directors also has determined that Mr. Lynn currently does not meet the "independent director" definition as a result of his employment by Microlog as Chief Development Officer during fiscal 1998. Prior to the June 14, 2001 compliance deadline and pursuant to NASD Rule 4350(d)(2)(B), which permits one exception to the independence criteria, the board of directors intends to make a determination that either Mr. Levi's or Mr. Sickler's continued membership on the audit committee is required by the best interests of the corporation and its shareholders. Based upon the outcome of these decisions Microlog plans to ensure that the audit committee will comply with all applicable NASD rules by the June 14, 2001 compliance deadline for the audit committee composition and membership qualification requirements.

DIRECTOR COMPENSATION

         Employee Directors. Directors who are also employees of Microlog do not receive any compensation, including fees or stock options, for attending meetings of the board of directors.

         Non-employee Directors. Each director who is not an employee of Microlog is entitled to receive an annual grant of a non-qualifying stock option to purchase 4,000 shares of common stock pursuant to the Microlog Corporation 1989 Non-Employee Director Non-Qualified Stock Option Plan, referred to as the "Director Plan." The option exercise price under the Director Plan is equal to 100% of the fair market value of the common stock on the date the option is granted. Options granted under the Director Plan expire if not exercised within 10 years from the date of grant.

         Effective January 1, 1999, due to financial circumstances, the board of directors unanimously agreed to cease payment of the annual $10,000 payment to non-employee directors. In fiscal 1999, the board and the shareholders adopted an amendment to the Director Plan which provides that, for so long as the board of directors' suspension of monetary compensation to non-employee directors continues, each non-employee director is entitled to receive an additional annual option to purchase up to 6,000 shares of common stock, provided however, that such non-employee director is not entitled to receive such options for periods during which such non-employee director served as an employee of, or otherwise received compensation for consulting services rendered to, Microlog.

         During fiscal 2000, Messrs. Gaboriault, Gische, Gray, Levi and Sickler each received the annual grant of options to purchase 4,000 shares of common stock. Each such director also is entitled to receive additional options to purchase 6,000 shares of common stock in lieu of receiving the monetary portion of their compensation for serving as directors during the 2000 calendar year. At January 19, 2001, options to purchase 181,000 shares of common stock were outstanding under the Director Plan.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         KIRK E. ISENBART was appointed Principal Accounting Officer on February 16, 2000. He has also been the Company's Controller since November of 1995. Prior to joining Microlog, Mr. Isenbart was with MCI Communications from 1992 to 1995 as a senior financial manager. Mr. Isenbart was with Contel Corporation from 1980 to 1992, holding various financial management positions. He is a CPA, having spent the first five years of his career with the accounting firm of KPMG.

         TERRY MCFARLAND joined Microlog as its Vice President of Sales and Marketing on December 18, 2000. Mr. McFarland comes to Microlog with over 20 years of experience in sales, the last 11 of which were at the executive level. His last position was with iSKY.com, a multi-channel outsource provider of customer care services. Prior to that, he was with Convergent Communications as Director of Enterprise Managed Services. Mr. McFarland has also held positions with Telecom Technologies as regional VP, where he was involved with ACD equipment sales, and sales management with US West.

EXECUTIVE COMPENSATION

         The following table shows compensation paid to the chief executive officer of Microlog and to each of Microlog's three other executive officers whose salary and bonus compensation exceeded $100,000 in fiscal 2000, referred to collectively as the named executive officers.


                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                                          -------------------              -----------------------
                                                                                         SECURITIES
                                                                      OTHER ANNUAL       UNDERLYING     ALL OTHER
                                         FISCAL    SALARY     BONUS   COMPENSATION        OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR       ($)       ($)       ($)(1)             (#)           ($)(2)
      ---------------------------         ----       ---      -----   ------------        --------    -------------
John C. Mears (3)....................     2000     175,583      -                         100,000         2,297
President and Chief Executive Officer     1999     160,875      -                          38,000(6)      7,734
                                          1998     135,013      -                          10,000        10,281

Steven R. Delmar (4).................     2000     168,919      -                         100,000         2,079
                                          1999     160,881      -                           8,000(6)      7,992
                                          1998     165,006      -                             -          11,443

Stephen D. Smith (5)................      2000      83,333      -                             -           1,703
                                          1999      72,820   77,520                       275,000         -

(1) In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.

(2) The amounts shown in the "All Other Compensation" column for fiscal 2000, 1999, and 1998 for (a) Mr. Mears, include $2,297, $2,000, and $2,084 in matching contributions by Microlog to the Microlog Corporation 401(k) Retirement Savings Plan, or "401(k) Plan," respectively, and $0, $5,734, and $8,197 in matching contributions by Microlog to the Microlog Corporation Money Purchase Plan, or "Pension Plan," respectively; (b) for Mr. Delmar, include $2,079, $2,000, and $1,843 in matching contributions by Microlog to the 401(k) Plan, respectively, and $0, $5,992, and $9,600 in matching contributions by Microlog to the Pension Plan, respectively; and
     (c) for Mr. Smith, include $1,703 in matching contributions by Microlog to the 401(k) Plan in fiscal 2000.

(3) Formerly co-managing director, Mr. Mears was appointed president and chief executive officer effective November 2000. (4) Mr. Delmar served as co-managing director from February 2000 through October 2000 and as executive vice president from November 2000 through January 2001, when he left the Company to pursue other interests. All of the options to purchase shares of common stock held by Mr. Delmar were forfeited upon his departure from Microlog.

(5) Effective February 16, 2000, Mr. Smith resigned his position as president and chief executive officer. The options to purchase 275,000 shares of common stock he was granted during fiscal 1999 were forfeited upon his resignation.

(6) Mr. Mears and Mr. Delmar each agreed to a 5% reduction in their fiscal 1999 salaries effective May 1, 1999 in exchange for a grant of options to purchase 8,000 shares of common stock. Options to purchase 4,000 of these shares vested on May 12, 1999, the date of grant. The options to purchase the remaining 4,000 shares vest after the expiration of two years from the date of grant.

STOCK OPTIONS GRANTS IN FISCAL 2000

         The following table contains information concerning all stock options granted during fiscal 2000 to the named executive officers:

                        OPTION GRANTS IN FISCAL YEAR 2000

                                                                                                  POTENTIAL
                                                                                             REALIZABLE VALUE AT
                                                    INDIVIDUAL GRANTS                           ASSUMED ANNUAL
                                                                                             RATES OF STOCK PRICE
                                                  % OF TOTAL                                   APPRECIATION FOR
                                NUMBER OF       OPTIONS GRANTED                                 OPTION TERM (3)
                           SHARES UNDERLYING    TO EMPLOYEES      EXERCISE    EXPIRATION  ------------------------
         NAME              OPTIONS GRANTED(1)   IN FISCAL YEAR   PRICE ($/SH)    DATE(2)      5% ($)      10% ($)
         ----              ------------------   --------------   ------------    -------  -----------     -------

John C. Mears                  100,000(4)             14.2%         $1.594       2/14/10    $100,200    $253,600
Steven R. Delmar               100,000(4)(5)          14.2%         $1.594       2/14/10    $100,200    $253,600
Stephen D. Smith                      -                   -          -                 -           -           -
--------------------

(1) All options granted to the named executive officers were granted under the Microlog Corporation 1995 Stock Option Plan and are exercisable for shares of common stock. These options will generally become exercisable with respect to 50% of the shares subject to such option on each of the first two anniversaries of the date of grant.

(2)  The term of each option generally may not exceed ten years.

(3) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rate of appreciation are specified in the rules and regulations of the SEC and do not represent Microlog's estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

(4)  In February  2000,  Mr. Mears and Mr.  Delmar each were granted  options to
     purchase   100,000  shares  of  common  stock  in  connection   with  their
     appointment as co-managing directors.

(5) These options were forfeited upon Mr. Delmar's departure from Microlog, effective January 15, 2001.


STOCK OPTION EXERCISES IN FISCAL 2000

         The following table provides information concerning all stock options exercised during fiscal 2000 and unexercised stock options held at the end of that fiscal year by the named executive officers.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR, AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                         UNDERLYING          VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS   IN-THE MONEY OPTIONS AT
                                                                       AT 10/31/00 (#)            10/31/00 ($)
                                                                      -----------------   ------------------------
                               SHARES ACQUIRED         VALUE             EXERCISABLE/           EXERCISABLE/
            NAME               ON EXERCISE (#)       REALIZED ($)        UNEXERCISABLE         UNEXERCISABLE (1)
            ----               ---------------       ------------        -------------         -----------------

John C. Mears                         0                   0             42,000/141,000             $0 / $0

Steven R. Delmar (2)                  0                   0             71,000/102,000             $0 / $0

Stephen D. Smith (3)                  0                   0                      0 / 0             $0 / $0


(1) Calculations based on the $0.75 closing price of the common stock on October 31, 2000, the last trading day in fiscal 2000.

(2) Mr. Delmar's options to purchase shares of common stock were forfeited upon his departure from Microlog in January 2001.

(3) Mr. Smith resigned as president and chief executive officer effective February 16, 2000, at which time all of his options to purchase common stock were forfeited.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

         The Company is a party to an employment agreement with John C. Mears, dated as of January 8, 2001, pursuant to which Mr. Mears serves as president and chief executive officer. The agreement provides for at-will employment of Mr. Mears on a full-time basis. Mr. Mears' annual salary under the agreement is $200,000, effective November 1, 2000, and is subject to increases and discretionary bonuses on an annual basis as determined by the board of directors. Pursuant to the agreement, Mr. Mears was awarded options to purchase 100,000 shares of common stock upon his appointment as president and chief executive officer. Upon termination of employment without cause, Microlog would be obligated to pay Mr. Mears' base annual salary in twelve monthly installments following such termination and to pay his COBRA premium for health coverage for the same twelve month period.

         The Company was a party to an employment agreement with Steven R. Delmar, effective April 1, 2000, pursuant to which Mr. Delmar served as Co-Managing Director. The agreement provided for at-will employment of Mr. Delmar on a full-time basis. Mr. Delmar's annual salary under this agreement was $175,000 and was subject to increases and discretionary bonuses on an annual basis as determined by the board of directors. Pursuant to the agreement, Mr. Delmar was awarded options to purchase 100,000 shares of common stock upon his appointment as co-managing director. Upon termination of employment without cause, Mr. Delmar was entitled under the agreement to receive his base monthly salary in monthly installments for a period of nine months following such termination. The agreement also obligated Microlog to pay Mr. Delmar's COBRA premium for health coverage during such nine-month period.

         Microlog entered into a letter agreement, dated May 6, 1999, with Stephen D. Smith, pursuant to which Mr. Smith was employed on an at-will basis as Microlog's president and chief executive officer. The letter provided that, in addition to his annual base salary, Mr. Smith would be entitled to receive annual cash incentives up to 40% of his annual base salary, incentive stock options to purchase 275,000 shares of common stock (upon approval by the compensation committee), relocation expenses not to exceed $50,000, and certain other executive perquisites. The letter also provided that, if Mr. Smith was terminated by Microlog other than for "cause," Microlog would provide Mr. Smith with a nine-month severance package which would include base salary payments, standard employee benefits and the vesting of all incentive stock options. Mr. Smith resigned from Microlog effective February 16, 2000.

TRANSACTIONS WITH RELATED PARTIES

         Microlog entered into a consulting agreement, dated as of January 1, 1998, with Mr. Lynn, pursuant to which Mr. Lynn served as a consultant to Microlog through December 31, 1999. The consulting agreement provided for Mr. Lynn to perform consulting services reasonably requested by Microlog. Mr. Lynn received annual compensation of approximately $118,000 per year and certain benefits, generally those available to Microlog's executive officers, but not including participation in the incentive stock option plan or executive bonus plan. Effective May 1, 1999, Mr. Lynn agreed to a 5% reduction to his annual compensation as part of Microlog's efforts to implement various cost-cutting measures. Pursuant to the agreement, which terminated effective December 31, 1999, Microlog paid Mr. Lynn an aggregate of $18,648.48 and benefits valued at approximately $1,881.00, during fiscal 2000.

         Microlog entered into a noncontributory deferred compensation agreement, dated June 4, 1988, with Mr. Lynn, under which Microlog is obligated to make payments to Mr. Lynn, or his beneficiaries, over the ten-year period subsequent to his retirement on or after the age 65, which period began in January 1998. The aggregate amount owed to Mr. Lynn under this agreement is payable either in equal monthly installments over the ten-year period or in an appropriately discounted single sum payment (at the election of Mr. Lynn). Mr. Lynn has elected to be paid in equal monthly installments. As of October 31, 2000, Microlog has paid Mr. Lynn an aggregate of $75,199 pursuant to this agreement. Pursuant to this agreement, an aggregate of $27,345 was paid to Mr. Lynn during fiscal 2000 and Microlog is obligated to pay Mr. Lynn an aggregate of $198,251 from November 1, 2000 through the remainder of the agreement's term.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                         BOARD OF DIRECTORS OF MICROLOG
                            ON EXECUTIVE COMPENSATION

         The compensation committee of the board of directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended October 31, 2000. This report, as well as the audit committee report on page 12 and the performance graph on page 12 are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

         The compensation committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's stock option plans. No member of the compensation committee is an employee of the Company. During fiscal 2000, the compensation committee consisted of Messrs. Gische, Lynn, and Sickler.

         Decisions on compensation of Microlog Corporation's (the "Company") executives generally are made by the compensation committee of the board. Each member of the compensation committee is a non-employee director.

All decisions by the compensation committee relating to the compensation of the Company's executive officers are reviewed by the full board. Set forth below is a report submitted by the compensation committee addressing the Company's compensation policies for fiscal 2000 as they affected the Company's executive officers, including the president and chief executive officer and the named executive officers.

         COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Company's executive compensation policies are designed to provide competitive levels of compensation, assist the Company in attracting and retaining qualified executives, reward superior corporate performance, and recognize individual initiative and achievement. Measurement of corporate performance is primarily based upon Company goals and industry performance levels. The Company considers compensation paid to its executive officers to be deductible for purposes of
Section  162(m) of the Internal  Revenue  Code.  Target  levels of the executive officers'  overall  compensation  are  intended  to  be  consistent  with  other executives in the Company's industry, including members of its peer group, taking into account the size and financial results of these respective companies. In the past few years, this policy has resulted in certain executive officers' overall compensation falling between the lower end and the middle of executive compensation in the Company's industry and peer group (based upon compensation surveys available to the compensation committee). The compensation committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

         RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION. Compensation paid to the Company's executive officers in fiscal 2000, which related to the performance of the Company, consisted of the following components: base salary, grants of stock options under stock option plans, and executive perquisites.

         Base Salary. The compensation committee reviews executive base salaries on a regular basis. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. Base salaries for executive officers are reviewed annually by the compensation committee based upon, among other things, individual performance and responsibilities.

         Annual salary adjustments are recommended by the chief executive officer and president by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The compensation committee performs the same review of the performance of the chief executive officer and the President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the compensation committee.

         Cash Bonuses. The compensation committee also determines, generally on an annual basis, whether to award bonuses to executive officers based upon their individual performance or on the performance of the Company as a whole. In prior years, the board, at the recommendation of the compensation committee, has adopted specific incentive compensation arrangements for executive officers which consist of cash bonuses payable if the Company achieved certain pre-tax (and pre-bonus) profit and sales goals. The Company utilizes an executive bonus plan under which a pool of funds, determined by formula, is set aside for selected executives. The amount of funds set aside for the bonus pool is based on the Company's sales and pre-tax income. No cash bonuses were paid to executives in fiscal 2000.

         Stock Options. A third component of executive officers' compensation consists of awards under the Microlog Corporation 1995 Stock Option Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

         The compensation committee grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common stock, which in turn provides stockholder gains. The compensation committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the closing market price of the common stock at the date of the grant. Options granted to executive officers typically vest over a period of two to four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

         Stock option grants made to executive officers in fiscal 2000 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly hired executive officers also received stock option grants at the time of their employment with the Company. During fiscal 2000, the Company granted stock options to purchase an aggregate of 727,000 shares of common stock to approximately 46 employees, including options to purchase an aggregate of 220,000 shares of common stock to the 3 employees who served as executive officers during all or a portion of fiscal 2000. The per share option exercise prices of such options ranged from $1.25 to $3.625 which generally equaled the fair market value of a share of common stock on the respective dates of grant.

         Executive Perquisites. The Company provides certain perquisites for its
executive  officers,   which  the  compensation  committee  has  determined  are
customary for similar companies.

         Other Compensation. In addition to the compensation paid to executive officers as described above, executive officers and other key employees receive benefits under the Company's Medical Reimbursement Plan (along with the Executive Medical Reimbursement Plan health benefits of up to $7,500 per executive), and executive officers receive, along with and on the same terms as other eligible employees, matching contributions under the Microlog Corporation 401(k) Retirement Savings Plan equal to 50% of the first 4% of such participant's annual contribution by salary and/or bonus deferral to the 401(k) Plan.

         CEO Compensation. The executive compensation policy described above is applied in setting the compensation of the Company's president and chief executive officer and of the Company's co-managing directors during the period in fiscal 2000 in which Messrs. Mears and Delmar shared chief executive responsibilities. The Company's chief executive generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, the chief executive's compensation also generally consists of annual base salary, annual bonus and long-term equity-linked compensation. The compensation committee's general approach in establishing the chief executive's compensation is to be competitive with peer companies, but to have a large percentage of the target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the common stock.

         The fiscal 2000 compensation of Mr. Smith, who served as president and chief executive officer during fiscal 2000 through February 16, 2000, included $200,000 in base annual salary and, based on the Company's performance, no cash bonus. Of such base salary, Mr. Smith was paid $83,333 during fiscal 2000. Mr. Smith's salary for fiscal 2000 was based on, among other factors, the Company's performance during fiscal 1999 and the compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

         The compensation of Messrs. Mears and Delmar, who served as co-managing directors from February 16, 2000 through the end of fiscal 2000, included $146,000 and $140,000 in base salary, respectively, for the portion of fiscal 2000 during which they served as co-managing directors. Based on the Company's performance, neither co-managing director received a cash bonus. The base salaries of Messrs. Mears and Delmar were similarly based on the Company's performance and compensation of chief executive officers of comparable companies, and they were also based on the sharing of responsibilities as co-managing directors. Messrs. Smith, Mears and Delmar were also granted options to purchase 0, 100,000 and 100,000 shares of common stock, respectively, during fiscal 2000 under the Company's 1995 Stock Option Plan.

         Respectfully submitted on February 9, 2001 by the members of the compensation committee of the board of directors:

                                              John J. Sickler, Chair
                                                     David M. Gische
                                                         Joe J. Lynn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The current members of the compensation committee are Messrs. Sickler, Gische, and Lynn. There are no interlock relationships as defined in the applicable SEC rules. For a description of certain transactions between such individuals and the Company, see "Transactions with Related Parties" in this proxy statement.

AUDIT COMMITTEE REPORT

         The audit committee reviews the Company's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended October 31, 2000, for filing with the Securities and Exchange Commission.

         Respectfully submitted on February 9, 2001 by the members of the audit committee of the board of directors:

                                Robert E. Gray, Jr., Chair
                                David M. Gische
                                Randall P. Gaboriault
                                David B. Levi
                                Joe J. Lynn
                                John J. Sickler


                             INDEPENDENT ACCOUNTANTS

         Grant Thornton LLP has acted as Microlog's independent accountants for Microlog's 2000 fiscal year and has been selected to act as Microlog's independent accountants for the 2001 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended October 31, 2000 by Grant Thornton LLP:

         Audit Fees .......................................$ 65,943
         Financial Information Systems Design and
         Implementation Fees  .............................       0
         All Other Fees ...................................  32,118
                                                             ------
                                                           $ 98,061

         The amounts shown above include out-of-pocket expenses incurred by Grant Thornton in connection with the provision of such services, the amount shown for "Audit Fees" also includes fees relating to quarterly reviews of unaudited financial statements, and the amount shown for "All Other Fees" also includes fees relating to tax returns and benefit plan audits. The audit committee of the board of directors considered whether Grant Thornton's provision of the services generating "All Other Fees" is compatible with maintaining Grant Thornton's independence.

         On July 12, 1999, the Company dismissed PricewaterhouseCoopers LLP, or "PWC," as its independent accountant. PWC's reports on the Company's financial statements for the fiscal years ended October 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, such reports contained an explanatory paragraph relating to the Company's ability to continue as a going concern. The decision to dismiss PWC was approved by the audit committee and the board of directors. In connection with the audits of the financial statements of the Company for the fiscal years ended October 31, 1998 and 1997, and for the period from November 1, 1998 through July 12, 1999, the Company had no disagreements with PWC on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to such disagreements in their report on the Company's financial statements for such years.

         The  Company   engaged  Grant  Thornton  LLP  as  its  new  independent
accountant as of July 12, 1999. The decision to engage Grant Thornton LLP was approved by the audit committee and board of directors.

         These events were previously reported by the Company on its Current Report on Form 8-K, filed with the SEC on July 16, 1999.

COMPARATIVE COMPANY PERFORMANCE

         The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the NASDAQ Stock Market, and a peer group index over the last five fiscal years. The peer group consists of Active Voice Corporation, Davox Corporation, Intervoice-Brite Inc., Syntellect, Inc., and TALX Corporation. In addition to these companies, the peer group index included in Microlog's proxy statement for its 2000 annual meeting of shareholders included Centigram Communications, Inc. and Genesys Telecomm Lab, Inc. These companies have been omitted from this year's peer group index because they have been acquired by companies that generally are not in the same line of business that Microlog considers to be competitive. In accordance with SEC rules, however, the peer group index included in the proxy statement for the 2000 annual meeting is also included below as the "2000 Peer Group Index."

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           Among Microlog Corporation,
                    NASDAQ Market Index, and Peer Group Index




                                     1996      1997     1998     1999     2000
Microlog Corporation       100.00   129.41    170.59    25.00    35.29    17.65
Peer Group Index           100.00   107.71    119.49   111.08   126.63   122.38
2000 Peer Group Index      114.84   109.39    120.33   105.40   153.88
Nasdaq Market Index        100.00   117.43    153.90   174.02   287.23   333.82






                      Assumes $100 Invested on Nov. 1, 1995
                          Assumes Dividends Reinvested
                       Fiscal Year Ending October 31, 2000

                           CHARTER AMENDMENT PROPOSAL

                                  (PROPOSAL 2)

         Microlog's articles of incorporation currently authorizes the issuance of a total of 10,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, for a total authorized capital stock of 11,000,000 shares. The shareholders are asked to consider and vote upon a proposal to amend the articles of incorporation to increase the number of authorized shares of Microlog capital stock from 11,000,000 to 14,000,000 and to increase the number of authorized shares of common stock from 10,000,000 to 13,000,000 shares. The number of authorized shares of preferred stock will remain fixed at 1,000,000 shares. The board of directors approved the proposed amendment to the articles of incorporation at a meeting held on January 8, 2001.

         Of the presently authorized 10,000,000 shares of common stock, 7,066,938 shares were issued and outstanding as of January 19, 2001 and an additional 1,665,092 shares, referred to as "reserved shares," were reserved for issuance under Microlog's benefit plans. If the charter amendment proposal is approved, Microlog would have available for future issuance, excluding the reserved shares, approximately 3,665,970 shares of common stock as of January 19, 2001. If the charter amendment proposal is not approved, Microlog would have available for future issuance, excluding the reserved shares, approximately 665,970 shares of common stock as of the same date.

         Although Microlog has no present plans or commitments to issue the proposed additional authorized shares of common stock, the additional shares would be available for issuance without further action by the Company's shareholders except as required by law or regulation, including requirements of the Nasdaq Stock Market. The board of directors believes that the authorization of the additional shares is desirable so that there will be sufficient shares available for issuance for purposes that the board of directors may hereafter determine to be in the best interests of Microlog and its shareholders. These purposes could include additional offers of shares for cash and acquisitions of complementary businesses, as well as the declaration of stock splits, stock dividends and other general corporate purposes. In many situations, prompt action may be required which would not permit Microlog to seek shareholder approval to authorize additional shares for a specific transaction on a timely basis. The board of directors believes it should have the flexibility to act promptly in the best interests of Microlog and its shareholders. The terms of any future issuance of common stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

         The proposed increase in the authorized shares of common stock is designed to provide flexibility to the board of directors. However, these additional shares, if issued, could be used to create impediments to, or otherwise discourage, persons attempting to gain control of Microlog, and would have a dilutive effect on shareholders.

         If the shareholders approve the proposal to increase the number of authorized shares of common stock, the additional authorized shares will be part of the existing class of common stock and will increase the number of shares of common stock available for issuance by the Company, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have the same rights and privileges as the shares of common stock currently outstanding.

         If the charter amendment proposal is approved by the shareholders, the first paragraph of Article 4. of the articles of incorporation would read in its entirety as follows:

         "Article 4. Capital Stock. The aggregate number of shares of all classes of the capital stock which the Corporation shall have authority to issue is fourteen million (14,000,000), of which thirteen million (13,000,000) shall be common stock, par value $.01 per share, and one million (1,000,000) shall be serial preferred stock, par value $.01 per share. The board of directors of the Corporation may determine the times when, the terms under which and the consideration for which the Corporation shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Corporation."

         If the proposal is approved by the stockholders, the proposed amendment to the articles of incorporation will become effective upon the filing of articles of amendment with the State Corporation Commission of the Commonwealth of Virginia after the annual meeting.

APPROVAL OF PROPOSAL 2

         Approval of the charter amendment proposal will require the affirmative vote of holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF MICROLOG VOTE "FOR" THE CHARTER AMENDMENT PROPOSAL.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Microlog's directors and executive officers and persons who own more than 10% of a registered class of Microlog's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Microlog. Such reporting persons are required by rules of the SEC to furnish Microlog with copies of all Section 16(a) reports they file. Mr. Kirk E. Isenbart, who was appointed as the Company's principal financial officer in February 2000 filed late (i) one Initial Statement of Beneficial Ownership on Form 3 and (ii) reports for two transactions he consummated during fiscal 2000. Messrs. Gaboriault and Sickler, directors of the Company, each filed one late report covering their receipt of options to purchase 10,000 shares of common stock effective May 25, 2000 pursuant to the Company's Non-Employee Director Stock Option Plan. All reports have subsequently been filed that disclose these transactions. Based solely upon a review of
Section 16(a) reports furnished to Microlog for fiscal 2000 or written representations that no other reports were required, Microlog believes that all other reporting persons complied with all Section 16(a) filing requirements for fiscal 2000.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at Microlog's 2002 annual meeting of shareholders must be received at Microlog's principal executive offices not later than October 26, 2001. Nothing in this paragraph shall be deemed to require Microlog to include in the proxy statement and proxy relating to the 2002 annual meeting of shareholders any shareholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

                                  OTHER MATTERS

         The board of directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the annual meeting, it is the intention of the person named in the enclosed proxy to vote the shares represented thereby in accordance with the determination of a majority of the board of directors.

         The board of directors urges each shareholder, whether or not he or she intends to be present at the annual meeting, to complete, sign, and return the enclosed proxy as promptly as possible.

                                     By Order of the Board of Directors

                                     /s/ John Mears
                                     ----------------------

                                     John C. Mears
                                     President and Chief Executive Officer

Dated:  February 23, 2001

                                   Appendix A

                              MICROLOG CORPORATION

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in monitoring (1) the integrity of the financial statements and financial reports of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the performance of the company's internal and external auditors and the independence of the external auditor.

AUTHORITY

The Audit Committee will have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel, independent auditor or other experts to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention and will have full access to all books, records, facilities and personnel.

OVERSIGHT FUNCTION

The Audit Committee's function is one of oversight and recognizes that the company's management is responsible for preparing the company's financial statements and that the independent auditor is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the company's financial statements or any professional certification as to the work of the independent auditor. It is also not the Audit Committee's duty to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's code of conduct.

COMMITTEE PURPOSE AND PRIMARY TASKS

The Audit Committee fulfills a fiduciary role for the Board of Directors, as they represent the Shareholders, by providing an objective link with the independent auditors. In that role, the Audit Committee is responsible for the following tasks:

         o RECOMMENDING, TO THE BOARD, THE INDEPENDENT AUDIT FIRM TO BE EMPLOYED

         o CONSULTING WITH THE INDEPENDENT AUDITOR ON THEIR PLAN OF AUDIT FOR THE COMPANY

         o REVIEWING, WITH THE INDEPENDENT AUDITOR, THEIR REPORT OF AUDIT AND THEIR LETTER

         o CONSULTING, WITH THE INDEPENDENT AUDITOR, ON THE ADEQUACY OF INTERNAL CONTROLS


MEMBERSHIP

The Audit Committee will be composed of not less than three non-management members of the Board. Members will be selected by the Board, based upon their prior experience in Audit Committee matters, their availability as required for review of these matters, and their individual independence and objectivity. At least one member must have had employment as a senior officer with financial oversight responsibilities.

The committee membership will meet the applicable Audit Committee requirements of the Securities and Exchange Commission and The NASDAQ Stock Market, Inc., each as in effect from time to time. Accordingly, to the extent required by applicable rules of The NASDAQ Stock Market, Inc., the members of the Audit Committee will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Board of

Directors will carefully consider guidelines on independence as issued, from time to time, by The NASDAQ Stock Market as supplementary material.

No officers or employees of the company or its subsidiaries will serve on the committee. To the extent permitted by applicable rules of The Nasdaq Stock Market, Inc., a former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the Board of Directors, the former officer will exercise independent judgment and will materially assist the committee's function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

         DETAILED RESPONSIBILITIES OF THE COMMITTEE

The four principal tasks of the Audit Committee were listed above. The following list of responsibilities further describes these tasks. It is understood that the outside auditor is ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the shareholders, and it is for this reason that the authority rests with the Board to select, evaluate and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

o Those responsibilities where the Committee informs the Board that action has been taken in the Board's interest and does not require prior Board approval.

         i. Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent auditors and the president or a co-president.

        ii. Review and approve the scope of the annual audit of the company's profit and pension trusts, if any.

       iii. Ensure that the independent auditor submits to the Audit Committee formal written statements delineating all relationships between the independent auditor and the company, consistent with Independence Standards Board Standard No. 1, review with the independent auditor any disclosed relationships or services that may affect the objectivity and independence of the independent auditor and take (or recommend that the full Board of Directors take) appropriate action to oversee the independence of the independent auditor.

o  Those  responsibilities  where  the  Committee  reviews,   studies  and  then
   recommends action by the Board.

         i.   Appoint independent public accountants.

        ii.   Review major accounting policy changes before implementation.

       iii. Review SEC registration statements before signature by other Board members.

        iv. Review annual audit reports and the content of proposed published reports.

         v. Review and reassess the adequacy of the Audit Committee's charter annually and recommend any proposed changes to the Board of Directors for approval.

o Those responsibilities where the Committee reviews or studies matters of interest to the Board and then provides summary information reports to the Board. These reports would be prepared on the basis of information provided through separate staff action by the company and its consultants. Examples follow.

         i. Review trends in accounting policy changes proposed or adopted by regulatory organizations.

        ii. Specific independent reviews of the strengths and weaknesses of the company's financial system as it relates to the integrity of published financial reports.

       iii. Participate in financial review preceding publication of quarterly reports.

        iv. Review, as required by NASDAQ, the periodic SEC filings by the company.

REVOCABLE PROXY               MICROLOG CORPORATION

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder of Microlog Corporation hereby appoints John C. Mears and Kirk E. Isenbart, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to cast all votes, as designated on this proxy card, which the undersigned is entitled to cast at the Annual Meeting of Shareholders of Microlog Corporation (the "Annual Meeting") to be held on April 5, 2001, at 10:00 a.m. local time, at the corporate offices of Microlog, located at 20270 Goldenrod Lane, Germantown, Maryland, 20876, upon the following matters and any other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof:

PROPOSAL 1. To elect two directors to serve on the board of directors, each for a three-year term ending in 2004:

NOMINEES: DAVID M. GISCHE AND DAVID B. LEVI

     FOR all nominees listed above                  WITHHOLD AUTHORITY
(except as marked to the contrary below)   To vote for all nominees listed above
                [ ]                                       [ ]

    (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space
                                provided below.)

         ---------------------------------------------------------------

PROPOSAL 2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's capital stock from 11,000,000 shares to 14,000,000 shares and the number of authorized shares of the Company's common stock from 10,000,000 shares to 13,000,000 shares.

              FOR                       AGAINST                     ABSTAIN
              [ ]                         [ ]                         [ ]

                (Continued and to be dated and signed on reverse side.)

                           (continued from other side)

     This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

     The undersigned shareholder hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders, the Proxy Statement dated February 23, 2001, and the 2000 Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     If you receive more than one proxy form, please sign and return all cards in the accompanying envelope.

|_|  I PLAN TO ATTEND THE APRIL 5, 2001 ANNUAL SHAREHOLDERS MEETING

                  Dated:_____________________ , 2001.

                  ______________________________________________________________

                  ______________________________________________________________
                    SIGNATURE OF SHAREHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)
                  Please date and sign here exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, ALL SHOULD SIGN.

         PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.